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                                                                 Exhibit 10.2

                                      2001
                        GLOBAL ENERGY EQUIPMENT GROUP LLC
                     MANAGEMENT INCENTIVE COMPENSATION PLAN


                                TABLE OF CONTENTS

SECTION 1                PURPOSE                                  2


SECTION 2                DEFINITIONS                              2


SECTION 3                ELIGIBILITY                              3


SECTION 4                DETERMINATION OF AMOUNT OF BONUS         4


SECTION 5                PAYMENT OF BONUS                         5


SECTION 6                ADMINISTRATIVE PROVISIONS                5

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               GLOBAL ENERGY EQUIPMENT GROUP LLC - PLAN YEAR 2001
                     MANAGEMENT INCENTIVE COMPENSATION PLAN

                                SECTION 1-PURPOSE

The Global Energy Equipment Group LLC ("Company") Management Incentive Compensation Plan is designed to motivate and to reward key personnel who contribute materially to the increase in return on investment and earnings of the Company and thereby to aid the Company in attracting, retaining and motivating personnel. The Company recognizes the important contribution of its employees to its success and adopts this Plan to reward such contributions and sustain the incentive for making such contributions in the future.

                             SECTION 2 - DEFINITIONS

As used herein:

1. "Base Salary" shall mean the aggregate amount of wages and/or salary (but excluding any bonus, disability pay or severance pay) earned by a Participant during the applicable Plan Year in which the Participant was eligible to participate in the Plan, determined in accordance with
         Section 3 hereof.

2.       "Board of Directors" shall mean the Board of Directors of the Company.

3. "Bonus" shall mean the amount of incentive compensation earned by a participant, determined in accordance with Section 4 hereof.

4. "Cause" shall mean fraud, dishonesty, acts of gross negligence in the course of employment, material misrepresentation to stockholders and directors of the Company or the commission of a felony.

5. "Committee" shall mean the Committee, if any, appointed in accordance with Paragraph 1 of Section 6 of the Plan.

6.       "Company" shall mean Global Energy Equipment Group LLC.

7. "Disability" shall have the same meaning as such term or similar term as defined in the disability insurance policy maintained by the Company which covers the Participant at the time of the alleged disability, or in the event the Company maintains more than one disability insurance policy which covers the Participant at such time, the meaning in the disability policy most recently acquired by the Company. If the Company maintains no such disability insurance policy at such time, "Disability" shall mean a mental or physical impairment or illness which, in the judgment of the President of the Company,



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         totally and presumably permanently prevents the individual from fully completing his normal job responsibilities for the Company.

8. "Participant" shall mean any officer or employee of the Company designated by the Board of Directors (or Committee, if appointed) as eligible to participate in the Plan.

9. "Plan shall mean this Global Energy Equipment Group LLC Management Incentive compensation Plan, as in effect from time to time.

10.      "Year" shall mean the calendar year.

11. "Division" shall mean either Deltak LLC, Braden Manufacturing LLC, or Global Energy Equipment Group LLC.

                             SECTION 3 - ELIGIBILITY

1. Individuals eligible to receive a Bonus pursuant to this Plan shall be such employees of the Company as the Board of Directors (or Committee) shall at any time designate. The Board of Directors (or Committee) shall also designate the classification level at which each eligible individual shall participate. In deciding who shall be eligible for participation in the Plan and at which classification level an individual shall participate, the Board of Directors (or Committee, if appointed) shall be guided by the principle that the Participants shall be employees whose area of responsibility provides them with a substantial opportunity to significantly affect profits or provides them with an opportunity to significantly influence the long-term growth of the financial performance of the Company.

2. If a Participant's employment with the Company terminates prior to the end of a Year as a result of termination by the Company for Cause, the Participant shall forfeit any Bonus to which he may become entitled according to the Plan for the then current Year. If a Participant's employment with the Company terminates prior to the end of a Year as a result of voluntary termination by the Participant, the Participant shall forfeit any Bonus to which he may become entitled according to the Plan for the then current Year. If a Participant's employment with the Company is terminated prior to the end of a Year by the Company without cause or if a Participant's employment with the Company terminates prior to the end of a Year as a result of his Death or Disability, the Participant shall be entitled to receive a Bonus for the Year based upon the Base Salary earned by the Participant prior to termination. If a Participant's employment with the Company is terminated prior to the end of a Year as a result of his Retirement, the Participant shall be entitled to receive a Bonus for the Year based upon the Base Salary earned by the Participant prior to his Retirement.



                                                     GEEG 2001 MIC Plan - Page 2









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3.       Any issues of eligibility not covered by the above will be determined by the Board of Directors (or Committee) at the time they arise.

                  SECTION 4 - DETERMINATION OF AMOUNT OF BONUS

Refer to attached GEEG Management and Incentive Plan - Summary of Plan Terms for Participants - January 31, 2001.



                           SECTION 5-PAYMENT OF BONUS

1. The Company shall pay the Bonus to the Participant as soon as practicable after its calculation, but in no event later than March 15 of the Year following the Year to which it relates. The Bonus Payment shall be paid by payroll check (with applicable withholdings deducted).

2. If a Participant's employment with the Company terminates prior to the end of a Year, his eligibility to receive the Bonus shall be determined in accordance with Section 3 hereof.

3. If a Participant is not living at the time his Bonus is payable to him in accordance with this Plan, any Bonus which would have been payable to him shall be paid to the beneficiary, if any, designated in writing by the Participant, or if none, to his estate. A Participant may at any time revoke or change his beneficiary by filing written notice of such revocation or change with the Company.

                      SECTION 6 - ADMINISTRATIVE PROVISIONS

1. The Board of Directors (or Committee, if appointed) shall direct the administration of the Plan.

2. The Board of Directors (or Committee) shall have full power to amend, modify, rescind, construe and interpret the Plan. Any action taken or decision made by the Board of Directors (or Committee) arising out of, or in connection with the construction, administration, interpretation or effect of the Plan or of any rules and regulations adopted thereunder shall be conclusive and binding upon all Participants and all persons claiming under or through a Participant.

3. The Board of Directors (or Committee) may rely upon any information supplied to it by any officer of the Company or by the Company's




                                                     GEEG 2001 MIC Plan - Page 3
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         independent public accountants and may rely on the advice of such accountants or of counsel in connection with the administration of the Plan and shall be fully protected in relying upon such information or advice.

4. No employee, officer of the Company or member of the Board of Directors (or Committee) shall have any liability for any decision or action if made or done in good faith and the Company shall indemnify each director, employee, and officer of the Company acting in good faith pursuant to this Plan against any loss or expense arising therefrom.

5. Nothing in this Plan shall be construed or interpreted as giving any employee the right to be retained by the Company or impair the right of the Company to control its employees or to terminate the services of any employee at any time.

6. Delaware State law shall determine and govern the validity and construction of this Plan in all respects. If any term or condition herein conflicts with applicable law, the validity of the remaining provisions shall not be affected thereby.

7. This Plan shall (a) be effective as of January 1, 2001; (b) replace and supersede any and all prior versions hereof or other incentive bonus plans of the Company for employees of the Company; and (c) continue in effect until terminated by the Board of Directors or in accordance with its terms.

8.       This Plan shall not create any rights of future participation herein.

9. No person eligible to receive any payment shall have any rights to pledge, assign or otherwise dispose of all or any portion of such payments, either directly or by operation of law, including but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy.

10. The Company shall have the right to deduct for the payment of a Bonus hereunder any federal, state or local taxes required by law to be withheld with respect to such distribution.

IN WITNESS WHEREOF, the Company has caused this Global Energy Equipment Group Management Incentive Compensation Plan to be signed by its duly authorized President and CEO, effective January 1, 2001.

                                    GLOBAL ENERGY EQUIPMENT GROUP


                                    By /s/ Larry Edwards
                                      ------------------------------------------
                                       Larry Edwards
                                       President and CEO

                                    Date   January 31, 2001
                                        ----------------------------------------




                                                     GEEG 2001 MIC Plan - Page 4


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January 17, 2001

[First Name]  [Last Name]
[Address]
[City],[ State] [Postal Code]


        RE:  2001 Global Energy Equipment Group LLC MIC Plan

Dear [First Name]:

This letter represents formal notification of your participation in the 2001 Global Energy Equipment Group LLC Management Incentive Compensation (MIC) Plan. A description of the plan is enclosed.

You will participate in 2001 at the ___% level, which means your bonus earned will vary proportionately between 0% and ___% of your salary as the Braden Manufacturing LLC ROI varies between 10% and 25%.

Several issues relative to the MIC Plan should be emphasized:

1) Incentive compensation should not be considered as part of your normal compensation. It is paid for performance; when performance, for whatever reason, is not there, it will not be paid.

2) The Plan assumes your participation for the entire year. If you voluntarily leave during the year, you are not entitled to a bonus for that year; if you are terminated for cause, you are not entitled to a bonus; if you are terminated without cause or as a result of death, disability or retirement, you are entitled to a share proportionate to the time you worked.

3) Participants can contribute a portion of their incentive earnings to the 401 (k) plan, assuming the contribution does not violate some other provision of the Plan. The company contributions, however, are based only on salary, not on incentive compensation.

Sincerely,



Larry Edwards
President and Chief Executive Officer